EXHIBIT 10.27a
BOST1-636893-2
                   OMEGA ORTHODONTICS INC.
                    3621 Silver Spur Lane
                       Acton, CA 93510


                                               April 2, 1998

Dr. C. Joel Glovsky
44 Grey Lane
Lynnfield, MA 01940

Marshall Sterman, President
The Mayflower Group, Ltd.
393 Commonwealth, MA 02115

Re:      Amendment   to the Amended and Restated  Consulting
   Agreement  dated as of September 4, 1996  among  C.  Joel
   Glovsky,   The   Mayflower   Group,   Ltd.   And    Omega
   Orthodontics, Inc.

Gentlemen:

Reference is made to that certain Amended and Restated Consulting Agreement dated September 4, 1996 (the "Agreement") among C. Joel Glovsky ("Glovsky"), The Mayflower Group, Ltd. ("Mayflower") and together with Glovsky, the consultants") and Omega Orthodontics Inc. ("Omega').

In consideration of the mutual premises and the mutual covenants contained herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   A section 17 amended to read as follows:

17. CASH PAYMENTS. As additional consideration for the services rendered by each of the Consultants, Omega shall make to following cash payments in accordance with the following schedule to assist each Consultant to meet his or its tax obligations with respect to the receipt of the Glovsky Shares of the Mayflower Shares as the case may be:

Date                Amount

January 1, 1998          $67,000
April 2, 1998       $75,000


Upon payment of the April 2, 1998 amount set forth above, all payments regarding the Agreement shall have been made to the Consultants and no further payments of any kind shall be owed by OMEGA in regards to the Agreement, unless such are mutually agreed to in writing between the parties hereto.

Notwithstanding the foregoing, if, within three (3) year from the date of this document's execution, either Consultant suffers any unforeseen tax expense arising solely and directly out of the Agreement, then OMEGA agrees to reimburse such Consultant an amount equal to the monetary sum Consultant is finally assessed.

This agreement constitutes the entire agreement between the parties concerning this subject matter, and supersede all prior and contemporaneous agreements, representations and understandings of the parties concerning the contents hereof and thereof. No supplement, modification, or amendment to this Agreement shall be binding unless executed in writing by all of the parties hereto, except as otherwise provided herein.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.


                              THE MAYFLOWER GROUP, LTD.



                                  /s/ Marshall Sterman
                                  Marshall Sterman
                                  Title: President



                                  /s/ C. Joel Glovsky


                                  OMEGA ORTHODONTICS, INC.


                              By:/s/ Edward Mulherin
                                  Name:  Edward Mulherin
                                  Title: Chief Financial Officer